SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

Goldman Sachs Trust II

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Goldman Sachs Trust II

Goldman Sachs Multi-Manager Alternatives Fund

200 West Street

New York, New York 10282

April 3, 2020

Dear Shareholder,

Goldman Sachs Asset Management, L.P. (“GSAM” or the “Investment Adviser”), the investment adviser of Goldman Sachs Multi-Manager Alternatives Fund (the “Fund”), selects investment managers (“Underlying Managers”) for the Fund, a series of Goldman Sachs Trust II (the “Trust”), subject to approval of the board of trustees of the Trust (the “Board”). We are pleased to inform you that, at the recommendation of GSAM, the Board has appointed Marathon Asset Management, L.P. (“Marathon”) to serve as a new, additional Underlying Manager for the Fund. The Board approved the sub-advisory agreement between GSAM and Marathon (the “Sub-Advisory Agreement”) at a meeting held on February 5, 2020 (the “Meeting”). Algert Global LLC, Ares Capital Management II LLC, Artisan Partners Limited Partnership, Bardin Hill Arbitrage IC Management LP, Brigade Capital Management, LP, Crabel Capital Management, LLC, First Pacific Advisors, LP, GQG Partners LLC, River Canyon Fund Management LLC, Russell Investments Commodity Advisor, LLC, Sirios Capital Management, L.P. and Wellington Management Company LLP continue to serve as the Fund’s other Underlying Managers. Each Underlying Manager is approved to manage a portion of the Fund’s portfolio (which may change over time) as allocated by GSAM and overseen by the Board.

Please note that this appointment does not require a shareholder vote. Therefore, we are not asking you for a proxy, and you are requested not to send us a proxy. The purpose of this document is to provide you with additional information about these changes that we are required to make available to you.

GOLDMAN SACHS MULTI-MANAGER ALTERNATIVES FUND

Background

In connection with its duties as the investment adviser for the Fund, GSAM reviews and evaluates the Fund’s Underlying Managers on an ongoing basis. At the Meeting and pursuant to GSAM’s recommendation, the Board approved Marathon as a new Underlying Manager for the Fund and approved the Sub-Advisory Agreement.

The Board determined to initially approve the Sub-Advisory Agreement after a thorough analysis of the proposed services to be provided by Marathon. The material factors considered by the Board in approving the Sub-Advisory Agreement are set forth below under “Goldman Sachs Multi-Manager Alternatives Fund—Trustees’ Considerations.”

Investment Strategies of Marathon

Pursuant to the Sub-Advisory Agreement, GSAM may allocate a portion of the Fund’s assets employing an “Event Driven and Credit” strategy to Marathon. Event Driven and Credit Strategies seek to achieve gains from market movements in security prices caused by specific corporate events or changes in perceived relative value. These strategies may include, among others, Merger Arbitrage, Distressed Credit, Opportunistic Credit, and Value With a Catalyst investing styles. Merger Arbitrage investing involves long and/or short investments in securities affected by a corporate merger or acquisition. Distressed Credit investing typically involves the purchase of securities or other financial instruments—usually bonds or bank loans—of companies that are in, or are about to enter, bankruptcy or financial distress. Opportunistic Credit investing generally involves investing across the capital structure (which could include, investing in both mezzanine debt and convertible securities of an issuer and/or adjusting exposures across fixed income and floating rate market segments based on perceived opportunity and current market conditions). This can be done by taking a long position in a credit security or other financial instrument that is believed to be underpriced or a short position in a credit security or other financial instrument that is believed to be overpriced. Value With a Catalyst investing involves taking a view on the likelihood and potential stock price outcome of corporate events such as divestitures, spin-offs, material litigation, changes in management, or large share buybacks.

Marathon is focused on opportunistic investing in the global corporate, emerging market, real estate and structured credit markets based on fundamental, bottom-up research.

New Sub-Advisory Agreement

Under the Sub-Advisory Agreement, subject to the supervision and oversight of GSAM, Marathon, with respect to those assets that GSAM allocates to it (the “Allocated Assets”), provides the Fund with investment research, advice and supervision and furnishes a continuous investment program for, and manages the investment and reinvestment of, the Allocated Assets. Marathon determines in its discretion the securities, cash and other financial instruments to be purchased, retained or sold for the Fund within the parameters of the investment approach, policies, restrictions and guidelines applicable to the Allocated Assets as provided by GSAM, the provisions of the Sub-Advisory Agreement, all applicable laws, rules and regulations and the Fund’s registration statement on Form N-1A under the Investment Company Act of 1940, as amended (the “1940 Act”).

Under the Sub-Advisory Agreement, Marathon pays for all expenses incurred by it in connection with its services to the Allocated Assets. As compensation for its services, Marathon is entitled to receive fees from GSAM (not the Fund) each calendar quarter based on an annual percentage of the average daily net assets of the Allocated Assets.

The Sub-Advisory Agreement will remain in effect for two years after its effective date and will continue thereafter for successive periods of twelve months, provided that its continuance is approved at least annually (i) by the vote of a majority of those Trustees of the Trust who are not parties to the Sub-Advisory Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by either the vote of (A) the Board or (B) a majority of the outstanding voting securities of the Fund (within the meaning of the 1940 Act).

The Sub-Advisory Agreement provides for termination, without payment of any penalty, (i) by vote of a majority of the Board or by a vote of a majority of the outstanding voting securities of the Fund, (ii) by GSAM on 60 days written notice to Marathon (or immediately in the event of a material breach by Marathon), or (iii) by Marathon on not less than 90 days written notice to GSAM and the Trust. Notwithstanding the above, Marathon may not terminate the Sub-

Advisory Agreement during the 24-month period immediately following the effective date of the Sub-Advisory Agreement with respect to the Fund. The Sub-Advisory Agreement shall automatically terminate in the event of its assignment or change of control of Marathon or the assignment of the Fund’s management agreement with GSAM. The Sub-Advisory Agreement shall also terminate in the event that the Fund’s management agreement with GSAM is terminated.

As described below under “Additional Information—SEC Exemptive Order,” GSAM has received an exemptive order from the U.S. Securities and Exchange Commission (the “SEC”) enabling it to enter into an investment sub-advisory agreement with an Underlying Manager that has not been approved by a vote of the majority of the outstanding voting securities of the Fund if certain conditions are met.

Trustees’ Considerations

Nature, Extent and Quality of the Services to be Provided under the Sub-Advisory Agreements

In evaluating the Sub-Advisory Agreement between Goldman Sachs Asset Management, L. P. (“GSAM”) and Marathon Asset Management, L.P. (“Marathon”) (the “Sub-adviser”) with respect to the Goldman Sachs Multi-Manager Alternatives Fund (the “Fund”), the Trustees relied on the information provided by GSAM and the Sub-Adviser. In evaluating the nature, extent and quality of services to be provided by the Sub-Adviser, the Trustees considered information about the Sub-Adviser’s (a) personnel and their compensation structure; (b) track record in managing other funds and accounts with investment strategies similar to those to be employed on behalf of the Fund; (c) policies and procedures in place to address potential conflicts of interest; and (d) compliance program and code of ethics. In this regard, they considered assessments provided by GSAM of the Sub-Adviser, Sub-Adviser’s investment strategies and personnel, and its compliance program. The Trustees considered that the Sub-Adviser currently manages other assets for GSAM’s clients and had been engaged to manage a portion of the assets of the Goldman Sachs Multi-Manager Non-Core Fixed Income Fund. They noted that, because the Sub-Adviser had not previously provided services to the Fund, there was no performance information to evaluate with respect to the Fund.

Costs of Services to be Provided

The Trustees reviewed the terms of the Sub-Advisory Agreement and the proposed fee schedule. They noted that the compensation paid to the Sub-Adviser would be paid by GSAM, not by the Fund. They also noted that the terms of the Sub-Advisory Agreement were the result of arms’ length negotiations between GSAM and the Sub-Adviser. The Trustees reviewed the anticipated blended average of all sub-advisory fees to be paid by GSAM with respect to the Fund and how it would change upon hiring the Sub-Adviser. They considered this information in light of the overall management fee expected to be retained by GSAM.

Conclusion

In connection with their consideration of the Sub-Advisory Agreement, the Trustees gave weight to various factors, but did not identify any particular factor as controlling their decision. After deliberation and consideration of the information provided, including the factors described above, the Trustees, including the Independent Trustees, unanimously concluded, in the exercise of their business judgment, that the sub-advisory fees to be paid by GSAM to the Sub-Adviser were reasonable in light of the factors considered, and that the Sub-Advisory Agreement, and the terms thereof, should be approved for a period of two years from its effective date.

Additional Information

SEC Exemptive Order

On May 29, 2013, GSAM and the Trust received an exemptive order (the “Order”) from the SEC exempting them from certain provisions of the 1940 Act. Specifically, the Order permits the Trust and GSAM, so long as certain conditions are satisfied, to enter into and materially amend an investment sub-advisory agreement with an Underlying Manager without shareholder approval. The Order generally requires that shareholders of the Fund be notified of an investment sub-advisory agreement that has been entered into within 90 days of the hiring of the Underlying Manager, and that the

Fund make available to shareholders information similar to that which would have been included in a proxy statement to shareholders.

Additional Information About GSAM and the Fund’s Other Service Providers

GSAM, a Delaware limited partnership registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended, is the Fund’s investment adviser. GSAM is an indirect, wholly-owned subsidiary of The Goldman Sachs Group, Inc., a public company that is a bank holding company, financial holding company and a world-wide, full-service financial services organization. GSAM Holdings LLC is the general partner and principal owner of GSAM. GSAM’s and The Goldman Sachs Group Inc.’s current business address is 200 West Street, New York, NY 10282. As of December 31, 2019, GSAM, including its investment advisory affiliates, had approximately $1.69 trillion in assets under supervision.

Goldman Sachs & Co. LLC, an affiliate of GSAM, located at 200 West Street, New York, New York 10282, serves as the exclusive distributor of shares of the Fund.

State Street Bank and Trust Company, located at One Lincoln Street, Boston, Massachusetts 02111, serves as the Fund’s custodian and administrator.

Additional Information About Marathon

Marathon, located at One Bryant Park, 38th Floor, New York, New York 10036, is an investment adviser registered with the SEC and a Commodity Pool Operator and Commodity Trading Advisor registered with the Commodity Futures Trading Commission (CFTC) and National Futures Association (NFA). The firm had approximately $16.9 billion in assets under management as of December 31, 2019. Marathon is controlled and principally owned by its Co-Founders, Bruce Richards and Louis Hanover.

The principal executive officers and general partner of Marathon, as of the date of this document, are set forth below. The business address of each person is One Bryant Park, 38th Floor, New York, New York 10036.

Name	Position(s) with Marathon[1]
Bruce Richards	Founder, Managing Partner, Chief Executive Officer
Louis Hanover	Founder, Managing Partner, Chief Investment Officer
Andrew Rabinowitz	Partner, President, Chief Operating Officer
Christine Chartouni	Chief Compliance Officer
Scot Pasquale	Chief Financial Officer
Marathon Asset Management GP, L.L.C.	General Partner

[1]	None of the principal executive officers of Marathon listed above have other principal employment other than his or her respective position(s) with Marathon and its affiliated managers.

Reports to Shareholders

The Fund’s annual and semi-annual reports are available free upon request. Shareholders may obtain a copy of either report by writing to Goldman Sachs & Co. LLC, P.O. Box 219711, Kansas City, MO 64121 or by calling 1-800-526-7384 (for Class A, Class C, Investor and Class R Shareholders) or 1-800-621-2550 (for Institutional, Class R6 and Class P Shareholders). You may also access and download these reports at the Fund’s website: www.GSAMFUNDS.com/mutualfunds.

If you have any questions, please contact your investment professional or authorized dealer.

April 3, 2020

200 West Street

New York, New York 10282

Goldman Sachs Trust II

Goldman Sachs Multi-Manager Alternatives Fund

200 West Street

New York, New York 10282

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

April 3, 2020

This communication presents only an overview of the more complete Information Statement that is available to you on the Internet relating to Goldman Sachs Multi-Manager Alternatives Fund (the “Fund”), a series of Goldman Sachs Trust II (the “Trust”). We encourage you to access and review all of the important information contained in the Information Statement.

Goldman Sachs Asset Management, L.P. (“GSAM”), the investment adviser of the Fund, selects investment managers (“Underlying Managers”) for the Fund subject to approval of the board of trustees (the “Board”) of the Trust. We are pleased to inform you that, at the recommendation of GSAM, the Board has appointed Marathon Asset Management, L.P. (“Marathon”) to serve as a new, additional Underlying Manager for the Fund. The Board approved the sub-advisory agreement between GSAM and Marathon (the “Sub-Advisory Agreement”) at a meeting held on February 5, 2020. Algert Global LLC, Ares Capital Management II LLC, Artisan Partners Limited Partnership, Bardin Hill Arbitrage IC Management LP, Brigade Capital Management, LP, Crabel Capital Management, LLC, First Pacific Advisors, LP, GQG Partners LLC, River Canyon Fund Management LLC, Russell Investments Commodity Advisor, LLC, Sirios Capital Management, L.P. and Wellington Management Company LLP continue to serve as the Fund’s other Underlying Managers. Each Underlying Manager is approved to manage a portion of the Fund’s portfolio (which may change over time) as allocated by GSAM and overseen by the Board. Additional information about GSAM, Marathon, the Sub-Advisory Agreement, and the Board’s approval of the Sub-Advisory Agreement is contained in the Information Statement.

Please note that, in reliance on exemptive relief obtained by GSAM and the Trust from the Securities and Exchange Commission, the hiring of Marathon on the Fund’s behalf does not require a shareholder vote. Therefore, we are not asking you for a proxy, and you are requested not to send us a proxy.

This Notice of Internet Availability of the Information Statement is being mailed on or about April 24, 2020. The full Information Statement will be available for printing on the Fund’s website at www.gsamfunds.com until at least 90 days from the date of this Notice and the Information Statement. To access the full Information Statement, navigate to www.gsam.com/content/gsam/us/en/advisors/literature-and-forms/literature.html, where the full Information Statement is available to view and print by utilizing the search feature to locate literature specific to Marathon. A paper or email copy of the full Information Statement may be obtained, without charge, by contacting the Fund at 1-800-526-7384 (for Class A, Class C, Investor and Class R Shareholders) or 1-800-621-2550 (for Institutional, Class R6 and Class P Shareholders). If you would like to receive a paper or e-mail copy of the full Information Statement, you must request one. If you have any questions about this Notice, please contact your financial advisor (if applicable) or contact the Fund at the appropriate phone number provided above.

Please Note: If (i) you are a member of a household in which multiple shareholders of the Fund share the same address, (ii) your shares are held in “street name” and (iii) your broker or bank has received consent to household material, then your broker or bank may have sent to your household only one copy of this Notice of Internet Availability of Information Statement unless your broker or bank previously received contrary instructions from a shareholder in your household. If you are part of a household that has received only one copy of this Notice of Internet Availability of Information Statement, the Fund will deliver promptly a separate copy of this Notice of Internet Availability of Information Statement to you upon written or oral request. To receive a separate copy of this Notice of Internet Availability of Information Statement, please contact the Fund by calling toll free 1-800-526-7384 (for Class A, Class C, Investor and Class R Shareholders) or 1-800-621-2550 (for Institutional, Class R6 and Class P Shareholders) or by writing Goldman Sachs Funds, P.O. Box 219711, Kansas City, MO 64121. If your shares are held with certain banks,

1

trust companies, brokers, dealers, investment advisers and other financial intermediaries (each, an “Intermediary”) and you would like to receive a separate copy of future notices of internet availability of information statements, prospectuses or annual reports or you are now receiving multiple copies of these documents and would like to receive a single copy in the future, please contact your Intermediary.

MMALTINFOSTMT 04-20

2